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                                                                 Exhibit 23.2







                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Incorporation of Documents by Reference" in the Registration Statement on Form S-8 pertaining to the 1997 Non-Employee Director Stock Compensation Plan of Nash Finch Company and to the incorporation by reference therein of our reports dated February 19, 1997, with respect to the consolidated financial statements of Nash Finch Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 16, 1997